PROXY

                              OF LOCH HARRIS, INC.


CERTIFICATE  NUMBER      20

NUMBER  OF  SHARES       48,000,000

COMMON  STOCK  OF  CDEX-Inc.


Loch Harris, Inc., a Nevada corporation (Loch), as owner of the shares described above, appoints the Board of Directors of CDEX-Inc., a Nevada corporation (CDEX) as Loch's proxy to act for and on behalf of Loch to attend shareholders' meetings, vote, execute consents and otherwise act for Loch in connection with such shares in the same manner and with the same effect as if Loch were personally present. It is agreed that the authority and rights given to the Board of Directors of CDEX by Loch with respect to this proxy were given for good and valuable consideration (the sufficiency of which is mutually recognized) and are irrevocable except as to the termination provisions contained in the following paragraph. In addition, it is agreed that the Board of Directors of CDEX is to vote the shares of this proxy in accordance with the best interest of CDEX. It is the intent of both parties that this proxy is in itself a complete and irrevocable transfer of all voting rights of these shares to the Board of Directors of CDEX until the termination provisions of the following paragraph take effect. The Board of Directors of CDEX accepts such appointment.

This proxy shall terminate immediately and automatically as to any shares covered by this proxy when, as and if any such shares are sold, transferred or assigned to any party not under the control of Loch or its officers or directors. No further action shall be necessary to affect such revocation; however, CDEX and its Board of Directors shall execute any such documents that may be reasonably requested from time to time by Loch or Loch's transferee(s) to memorialize such revocation as to such shares.


Dated as of September 5, 2001


Loch  Harris,  Inc.                               CDEX-Inc.


By:___________________________                    By:________________________


Title:__________________________                  Title:_____________________


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